Exhibit 99.1

NEWS RELEASE	PICO HOLDINGS, INC.
FOR IMMEDIATE RELEASE
FISH SPRINGS RANCH LLC ANNOUNCES SETTLEMENT WITH THE PYRAMID LAKE PAIUTE TRIBE
     (CARSON CITY, NEVADA)—June 5, 2007 —Fish Springs Ranch LLC, a subsidiary of Vidler Water Company and PICO Holdings, Inc. (NASDAQ: PICO) announced today that it has entered into an agreement with the Pyramid Lake Paiute Tribe that permanently resolves the Tribe’s objections to Fish Spring’s water importation project of up to 8,000 acre feet of groundwater per year from the Fish Springs Ranch to the northern Reno area. In addition, the agreement deals with any potential negative impact to the Tribe if and when additional groundwater in excess of 8,000 acre feet per year up to 13,000 acre feet per year is exported from Fish Springs Ranch to the northern Reno area.
     The economic obligations of Fish Springs Ranch to the Tribe in settlement and mitigation of potential impacts of the water importation project of up to 8,000 acre feet per year are:
(1)	upon signing of the agreement: a payment of $500,000 and the deeding of approximately 6,214 acres of real estate in Nevada with a market value of approximately $500,000;

(2)	a payment of $3,100,000 on January 8, 2008;

(3)	a payment of $3,600,000 on the later of January 8, 2009 or the date an Act of Congress ratifies the agreement and direction to the Secretary of the Interior to sign the agreement as required under the Act of Congress.
     In addition, in exchange for the Tribe’s agreement not to oppose all permitting activities with respect to pumping and importation of groundwater in excess of 8,000 acre-feet per year up to 13,000 acre-feet per year, Fish Springs Ranch agrees that it shall pay the Tribe 12% of the gross sales price for each acre-foot of any additional water that Fish Springs Ranch ultimately sells in excess of 8,000 acre-feet per year.
     John Hart, Vidler Water Company’s and PICO Holding’s Chief Executive Officer, commented:
     “This agreement removes the final hurdle from our water importation project as well as prohibits any further protests by the Tribe with respect to any future pumping and importation of Fish Springs groundwater in excess of 8,000 acre-feet per year. We have not suffered any delay to date on this project due to the Tribe’s actions and we are still aiming to complete construction of the pipeline by the end of the year. We are still on schedule to deliver water to the northern valleys of Reno, which currently has no available water supply, in late 2007 or early 2008.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This press release contains “forward-looking statements” within the meaning of securities law, and the Company intends that such statements be protected by the safe harbor created by the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding PICO Holding’s expectations of Fish Springs Ranch LLC being able to deliver water to Reno, Nevada in 2007 or early 2008; the expectation that high demand for water is a long-term trend that will increase over time; Fish Springs Ranch’s ability to construct infrastructure improvements, and to potentially obtain new water supplies and revenues from groundwater in excess of 8,000 acre feet per year at Fish Springs Ranch. Such forward-looking statements are subject to a number of risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, (a) uncertainties related to the construction of infrastructure; (b) fluctuations in the housing market in the Southwest; (c) the continued demand for strategic water assets; (d) governmental approval processes and the ability to work with governmental agencies, as well as other risks and uncertainties detailed from time to time in PICO Holding’s filings with the Securities and Exchange Commission.
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CONTACT: Max Webb	Chief Financial Officer	(858) 456-6022 ext. 216